Exhibit 99.2
Condensed consolidated income statement

Kennedy Wilson Europe Real Estate Limited         Page | 1

		Six month period ended 30 June 2017	Six month period ended 30 June 2016	Year ended 31 December 2016

	Notes	£m	£m	£m
Revenue
Rental income		96.5	93.6	191.5
Hotel revenue		10.2	8.7	19.4
Interest income from loans secured by real estate		4.7	3.5	6.3
		111.4	105.8	217.2
Property related expenses		(20.4)	(17.1)	(35.8)
Hotel cost of sales		(8.8)	(7.7)	(16.3)
		(29.2)	(24.8)	(52.1)
Gross profit		82.2	81.0	165.1

Gain on sale of investment and development property and loan collateral	17	2.2	0.2	8.5
Net change in fair value of investment and development property	9, 20	12.9	45.1	(10.8)
Net change in fair value of loans secured by real estate	10	4.0	0.6	0.3
		101.3	126.9	163.1
Expenses
Administrative expenses		(11.0)	(8.3)	(16.4)
Investment management fee	18A(i)	(7.7)	(8.1)	(16.3)
		(18.7)	(16.4)	(32.7)
Results from operating activities before financing income and costs		82.6	110.5	130.4

Interest income from cash and cash equivalents		0.4	0.4	0.6
Finance costs		(25.2)	(29.3)	(57.7)
Net finance expense		(24.8)	(28.9)	(57.1)
Profit before taxation		57.8	81.6	73.3
Taxation	7	(2.9)	(2.9)	(7.3)
Profit for the period after taxation		54.9	78.7	66.0

Earnings per share (basic & diluted)	8A	43.5p	57.9p	49.1p

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The accompanying notes form an integral part of these condensed consolidated interim financial statements.

Condensed consolidated statement of comprehensive income

		Six month period ended 30 June 2017	Six month period ended 30 June 2016	Year ended 31 December 2016

	Notes	£m	£m	£m
Profit for the period after taxation		54.9	78.7	66.0

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign operations – foreign currency translation differences		28.9	104.8	126.2
Hedge of net investment in foreign operations		(21.4)	(72.5)	(93.0)
		7.5	32.3	33.2
Items that will never be reclassified to profit or loss:
Net change in fair value of property, plant and equipment	11	(0.3)	1.6	1.9
Other comprehensive income for the period		7.2	33.9	35.1

Total comprehensive income for the period, net of tax		62.1	112.6	101.1

Profit attributable to:
Owners of the Company		54.8	78.7	65.9
Non-controlling interests		0.1	-	0.1
		54.9	78.7	66.0

Total comprehensive income attributable to:
Owners of the Company		62.0	112.6	101.0
Non-controlling interests		0.1	-	0.1
		62.1	112.6	101.1

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated balance sheet

		30 June 2017	30 June 2016	31 December 2016

	Notes	£m	£m	£m
Non-current assets
Investment and development property	9	2,662.7	2,761.0	2,675.3
Loans secured by real estate	10	72.2	81.9	67.6
Property, plant and equipment	11	75.6	69.0	73.0
Derivative financial assets	13	0.1	0.5	0.3
Deferred tax asset	7	6.2	1.9	2.9
		2,816.8	2,914.3	2,819.1
Current assets
Inventories		0.4	0.3	0.3
Rent and other receivables		44.1	33.3	32.5
Assets held-for-sale	9, 20	88.9	147.0	59.4
Cash and cash equivalents		454.8	459.0	456.5
		588.2	639.6	548.7
Total assets		3,405.0	3,553.9	3,367.8

Current liabilities
Trade and other payables		(56.9)	(66.2)	(58.2)
Deferred income		(34.0)	(40.5)	(36.7)
Borrowings	12	(35.3)	(76.2)	(0.6)
		(126.2)	(182.9)	(95.5)
Non-current liabilities
Trade and other payables		(3.4)	(3.3)	(3.1)
Deferred tax liability	7	(5.5)	(1.1)	(2.4)
Borrowings	12	(1,640.7)	(1,642.8)	(1,676.6)
Derivative financial liabilities	13	(61.3)	(44.2)	(54.3)
		(1,710.9)	(1,691.4)	(1,736.4)
Total liabilities		(1,837.1)	(1,874.3)	(1,831.9)

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Net assets		1,567.9	1,679.6	1,535.9

Equity
Stated capital	15	1,222.1	1,322.2	1,222.1
Foreign currency translation reserve		32.0	23.6	24.5
Revaluation reserve		2.9	2.9	3.2
Share-based payments reserve		2.0	2.2	1.9
Retained earnings		308.3	328.7	283.7
Equity attributable to owners of the Company		1,567.3	1,679.6	1,535.4
Non-controlling interests		0.6	-	0.5
Total equity		1,567.9	1,679.6	1,535.9

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated statement of changes in equity
For the six month period ended 30 June 2017

	Attributable to owners of the Company						Non- controlling interests	Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2017	1,222.1	24.5	3.2	1.9	283.7	1,535.4	0.5	1,535.9
Profit for the period	-	-	-	-	54.8	54.8	0.1	54.9
Other comprehensive income	-	7.5	(0.3)	-	-	7.2	-	7.2
Total comprehensive income for the period	-	7.5	(0.3)	-	54.8	62.0	0.1	62.1
Transactions with owners of the Company recognized directly in equity:
Contributions and distributions
Share-based settlement of investment management fee (see Note 18A(i))[1]	-	-	-	0.1	-	0.1	-	0.1
Dividends (see Note 16)	-	-	-	-	(30.2)	(30.2)	-	(30.2)
	-	-	-	0.1	(30.2)	(30.1)	-	(30.1)
Total equity at 30 June 2017	1,222.1	32.0	2.9	2.0	308.3	1,567.3	0.6	1,567.9

The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnote:

1.	Net movement in share-based payment reserve representing reversal of £1.9 million opening reserve and recording of period end reserve for the investment management fee in the amount of £2.0 million.

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Condensed consolidated statement of changes in equity (continued)
For the six month period ended 30 June 2016

	Attributable to owners of the Company						Non- controlling interests[1]	Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2016	1,322.2	(8.7)	1.3	31.8	282.6	1,629.2	-	1,629.2
Profit for the period	-	-	-	-	78.7	78.7	-	78.7
Other comprehensive income	-	32.3	1.6	-	-	33.9	-	33.9
Total comprehensive income for the period	-	32.3	1.6	-	78.7	112.6	-	112.6
Transactions with owners of the Company recognized directly in equity:
Contributions and distributions
Share-based settlement of investment management fee (see Note 18A(i))[2]	-	-	-	0.1	-	0.1	-	0.1
Performance fee expense (see Note 18A(ii))	-	-	-	(29.7)	-	(29.7)	-	(29.7)
Dividends (see Note 16)	-	-	-	-	(32.6)	(32.6)	-	(32.6)
	-	-	-	(29.6)	(32.6)	(62.2)	-	(62.2)
Total equity at 30 June 2016	1,322.2	23.6	2.9	2.2	328.7	1,679.6	-	1,679.6

The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnotes:

1.	Non-controlling interests relate to certain development properties in Spain. During the period presented, such amounts are not material.

2.	Net movement in share-based payment reserve representing reversal of £2.1 million opening reserve and recording of period end reserve for the investment management fee in the amount of £2.2 million.

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Condensed consolidated statement of changes in equity (continued)
For the year ended 31 December 2016

	Attributable to owners of the Company						Non- controlling interests	Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2016	1,322.2	(8.7)	1.3	31.8	282.6	1,629.2	-	1,629.2
Profit for the year	-	-	-	-	65.9	65.9	0.1	66.0
Other comprehensive income	-	33.2	1.9	-	-	35.1	-	35.1
Total comprehensive income for the year	-	33.2	1.9	-	65.9	101.0	0.1	101.1
Transactions with owners of the Company recognized directly in equity:
Contributions and distributions
Share-based settlement of investment management fee[1]	-	-	-	(0.2)	-	(0.2)	-	(0.2)
Settlement of performance fee	-	-	-	(29.7)	-	(29.7)	-	(29.7)
Share buyback	(100.1)	-	-	-	-	(100.1)	-	(100.1)
Reclassification of non-controlling interest	-	-	-	-	(0.4)	(0.4)	0.4	-
Dividends	-	-	-	-	(64.4)	(64.4)	-	(64.4)
	(100.1)	-	-	(29.9)	(64.8)	(194.8)	0.4	(194.4)
Total equity at 31 December 2016	1,222.1	24.5	3.2	1.9	283.7	1,535.4	0.5	1,535.9

The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnote:

1.
Net movement in share-based payment reserve representing payment of investment management fee for the year ended 31 December 2015 in the amount of £2.1 million and recording of the reserve for the investment management fee payable for the year ended 31 December 2016 in the amount of £1.9 million.

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Condensed consolidated cash flow statement

		Six month period ended 30 June 2017	Six month period ended 30 June 2016	Year ended 31 December 2016

	Notes	£m	£m	£m
Cash flows from operating activities
Profit for the period		54.9	78.7	66.0
Adjustments for:
Net change in fair value of investment and development property		(12.9)	(45.1)	10.8
Net change in fair value of loans secured by real estate	10	(4.0)	(0.6)	(0.3)
Gain on sale of loan collateral	17	-	(0.4)	(0.4)
(Gain)/loss on sale of investment property and loan collateral	17	(2.2)	0.2	(8.1)
Write-off of property, plant and equipment		-	0.2	(1.3)
Net finance cost		21.0	19.9	43.3
Amortisation of loan fees	12	1.2	1.8	5.5
Amortisation of bond discount, net of amortisation of bond premia	12	0.1	0.4	0.7
Amortisation of lease incentive		(4.2)	(1.2)	(3.8)
Taxation	7	2.9	2.9	7.3
Depreciation	11	2.0	1.3	3.2
Reversal of impairment of accounts receivable		0.1	0.7	0.7
Investment management fee		0.1	-	(0.2)
		59.0	58.8	123.4
Decrease/(increase) in rent and other receivables		1.4	(6.1)	(3.0)
Increase in inventories		(0.1)	-	-
(Decrease)/increase in deferred rental income		(2.7)	9.1	5.3
(Increase) in trade and other payables		(2.0)	(3.8)	(21.0)
Cash generated from operations before interest and taxation		55.6	58.0	104.7
Interest received		4.3	3.9	7.4
Interest paid		(27.7)	(21.0)	(44.6)
Derivative instruments		(1.7)	(0.2)	(1.0)
Performance fee paid	18A(ii)	-	(29.7)	(29.7)

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Tax paid		(6.8)	(5.4)	(7.1)
Cash flows (used by)/generated from operating activities		23.7	5.6	29.7
Investing activities
Acquisition/improvement of investment and development property		(20.6)	(241.9)	(282.2)
Disposal of investment and development property	17	48.4	62.0	256.0
Capital expenditure on property, plant and equipment	11	(3.9)	(6.4)	(10.2)
Disposal of loans secured by real estate		-	101.1	115.6
Cash flows from/(used in) investing activities		23.9	(85.2)	79.2

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Condensed consolidated cash flow statement (continued)

		Six month period ended 30 June 2017	Six month period ended 30 June 2016	Year ended 31 December 2016

	Notes	£m	£m	£m
Financing activities
Proceeds from borrowings		-	260.7	385.7
Bond interest received in advance		-	1.7	3.4
Repayments of secured borrowings	12	(23.0)	(38.0)	(230.0)
Draw down of revolving credit facility		-	-	75.0
Repayment of revolving credit facility		-	-	(75.0)
Transaction costs related to loans and borrowings		-	(1.6)	(3.5)
Bond premia received		-	2.0	5.9
Share buyback programme, inclusive of costs		-	-	(100.1)
Dividends paid	16	(30.2)	(32.6)	(64.4)
Cash flows (used in)/from financing activities		(53.2)	192.2	(3.0)
Net (decrease)/increase in cash and cash equivalents		(5.6)	112.6	105.9
Cash and cash equivalents at beginning of period		456.5	326.5	326.5
Foreign exchange movements		3.9	19.9	24.1
Cash and cash equivalents at the reporting date		454.8	459.0	456.5

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Notes to the condensed consolidated interim financial statements
For the six month period ended 30 June 2017
1. General information
Kennedy Wilson Europe Real Estate Limited (the ‘Company’, formerly Kennedy Wilson Europe Real Estate Plc) is a company domiciled in Jersey. These unaudited condensed consolidated interim financial statements (the ‘interim financial statements’) as at and for the six month period ended 30 June 2017 have been prepared and are presented in respect of the Company and its subsidiaries (together referred to as the ‘Group’).
The registered office of the Company is 47 Esplanade, St Helier, Jersey, JE1 0BD, Channel Islands. The Company invests in investment and development property, hotel businesses and loans secured by real estate in Europe with the objective of generating and growing long-term cash flows to pay dividends and to enhance capital values through focused asset management and strategic acquisitions.
These interim financial statements were approved and authorized for issue on 6 December 2017 by Fraser Kennedy and Andrew McNulty, on behalf of the Board.
2. Basis of preparation
A. Statement of compliance
The non-statutory condensed consolidated interim financial statements (the ‘interim financial statements’) for the six-months ended 30 June 2017 have been prepared on the basis of the accounting policies set out below. These financial statements give a true and fair view of the assets, liabilities, financial position and profit of the Company and its subsidiaries taken as a whole. The financial statements have been prepared by the Directors for the same periods as the statutory financial statements in order to comply with the legal requirement to include the consolidated financial statements in filings made by Kennedy-Wilson Holdings, Inc. with the Securities and Exchange Commission of the United States and for no other purpose.
The interim financial statements included in this report have been prepared in accordance with International Financial Reporting Standards (‘IFRS’) as issued by the International Accounting Standards Board (‘IASB’) and IFRS as adopted by the European Union. IFRS as adopted by the EU differs in certain respects from IFRS as adopted by the IASB. The differences have no impact on the Group’s consolidated financial statements for the periods presented. The Company has not early adopted any forthcoming IASB standards. Note 4 sets out the details of such upcoming standards.
The interim financial statements have been prepared in accordance with IASB issued IAS 34 Interim Financial Reporting, and should be read in conjunction with the Group’s last annual consolidated financial statements as at and for the year ended 31 December 2016. They do not include all the information required for a complete set of IFRS financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual consolidated financial statements as at and for the year ended 31 December 2016.
The results are unaudited but were reviewed by the auditors of the Group.
B. Basis of measurement
The interim financial statements have been prepared on the going concern basis, applying the historical cost convention except for investment and development property, loans secured by real estate, property, plant and equipment and derivative financial instruments which are stated at their fair value using the accounting policies on the basis set out in Note 3 Significant accounting policies.
C. Functional and presentational currency
The interim financial statements are presented in Pound Sterling as this is the Company’s functional currency. All financial information presented in Pound Sterling has been rounded to the nearest million and presented to one decimal place, except where otherwise stated.
D. Use of estimates and judgements

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The preparation of the interim financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised if the revision affects only that period or in the period of revision and future periods if the revision affects both current and future periods.
Critical judgements in applying accounting policies that have the most significant effect on amounts recognized in the financial statements in the period ending 30 June 2017 include management’s estimates of the fair value of investment and development property (Note 9), loans secured by real estate (Note 10) and land and buildings within property, plant and equipment (Note 11).

3. Significant accounting policies
The accounting policies and methods of computation and presentation adopted in the preparation of the interim financial statements are consistent with those applied in the Annual Report and Accounts for the year ended 31 December 2016 and are described in those financial statements on pages 92 to 98.
The Annual Report and Accounts for the year ended 31 December 2016 is available at www.kennedywilson.eu.
There are no new standards or amendments which are effective for the Group for the first time for the financial year beginning 1 January 2017.
4. New standards and interpretations not yet adopted
A number of new standards, amendments to standards and interpretations are effective for future annual reporting periods of the Group, and have not been applied in preparing the interim financial statements. The upcoming standards are set out below and the Group is currently assessing their potential impact. The Group does not plan to early-adopt these standards.
A. New/Revised International Financial Reporting Standards

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Effective date[1]

IFRS 14: Regulatory Deferral Accounts[2]	1 January 2016
Amendments to IAS 7: Disclosure Initiative[2]	1 January 2017
Amendments to IAS 12: Recognition of Deferred Tax Assets for Unrealized Losses[2]	1 January 2017
IFRS 15: Revenue from Contracts with Customers (and certain subsequent amendments and clarifications)	1 January 2018
IFRS 9: Financial Instruments (2009, and subsequent amendments in 2010, 2013 and 2014)	1 January 2018
IFRS 16: Leases[2]	1 January 2019
Amendments to IFRS 2: Classification and measurement of share-based payment transactions[2]	1 January 2018
Amendments to IFRS 4: Applying IFRS 9 Financial Instruments with IFRS 4 Insurance Contracts[2]	1 January 2018
Annual improvements to IFRS 2014-2016 Cycle[2]	1 January 2017/1 January 2018
IFRIC Interpretation 22: Foreign Currency Transactions and Advance Consideration[2]	1 January 2018
Amendment to IAS 40: Transfers of Investment Property[2]	1 January 2018
IFRIC 23: Uncertainty over Income Tax Treatments[2]	1 January 2019
Amendments to IFRS 10 and IAS 28: Sale or contribution of assets between an investor and its associate or joint venture[2]	Deferred indefinitely
IFRS 17: Insurance Contracts[2]	1 January 2021

Footnotes:

1.
The effective dates are those applying to European Union endorsed IFRS if endorsement has been received and if later than the IASB effective dates and relate to periods beginning on or after those dates detailed above.

2.	Not European Union endorsed at the time of approval of the interim financial statements.

5. Determination of fair values
A number of the Group’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair value is defined in IFRS 13 Fair Value Measurement as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values have been determined for measurement and/or disclosure purposes based on the methods described below. Where applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.
The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs significant to the fair value measurement as a whole:

•	Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities.

•	Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.

•	Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

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For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by re-assessing categorisation (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.
There were no transfers between Levels 1 and 2 during the period. There were no transfers between Levels 2 and 3 during the period.
There were no changes in valuation techniques during the period.
A. Investment and development property
The fair value of investment and development property was determined by external, independent property valuers, having appropriate recognized professional qualifications and recent experience in the location and category of the property being valued. Such a valuation takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use. Independent valuers assess the fair value of the Group’s investment and development property portfolio every six months.
Further information about fair value assumptions applicable to investment and development property is set out in Note 9.
B. Loans secured by real estate
The fair value of loans secured by real estate was determined by independent valuers having appropriate and recent experience in the valuation of loans and real estate. Such independent valuers assess the fair value of the Group’s portfolio of loans secured by real estate every six months.
Further information about fair value assumptions applicable to loans secured by real estate is set out in Note 10.
C. Land and buildings
The fair value of these own-use assets was determined by external, independent valuers, having appropriate recognized professional qualifications and recent experience in the location and category of the asset being valued. Such a valuation takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use. Independent valuers assess the fair value of the Group’s land and buildings every six months.
Further information about fair value assumptions applicable to land and buildings is set out in Note 11.

D. Borrowings
The valuation technique used in the disclosures for borrowings and other debt is a comparison of debt stock to the marginal cost of debt (from main funding markets) in addition to discounting using the zero coupon discount curve of the relevant currency.
Further information about borrowings is set out in Note 12.
E. Derivative financial instruments
The fair value of forward foreign currency contracts is based on independent third party valuations.
Fair value is estimated by discounting the difference between the contractual forward price and the current forward price for the residual maturity of the contract using a risk-free interest rate (based on government bonds), adjusting for credit risk where appropriate.
The fair value of interest rate caps is based on independent third party valuations. Fair value is estimated using Black’s model to calculate the net present value of expected future cash flows based on observable market volatility and interest rates, adjusting for credit risk, where appropriate.
The fair value of foreign currency options is based on independent third party valuations. Fair value is estimated using a variant of the Black-Scholes model tailored for currency derivatives. The net present value of expected future cash flows is calculated based on observable market foreign exchange volatility, foreign exchange rates and interest rates, adjusting for credit risk, where appropriate.
Further information about fair value assumptions applicable to derivative financial instruments is set out in Note 13.

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6. Operating segments
A. Basis of segmentation
The Group is organized into six business segments, against which the Group reports its segmental information, being office real estate, retail real estate, industrial real estate, residential real estate, loans secured by real estate and hotels. These segments are reported separately because they offer different products or services and are managed separately because they require different strategies.
Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision makers which is updated as required by the business, who has been identified as the board of directors of the Company (the ‘Board’).
The following summary describes the operations of each reportable segment:

Segment	Description
Office real estate	Property which is primarily used by commercial tenants
Retail real estate	Property comprising primarily high street retail or shopping centres, together with leisure assets
Industrial real estate	Property used by tenants primarily for the purposes of manufacturing and distribution, or mixed use
Residential real estate	Tenanted residential property, in the private rented sector
Loans secured by real estate	A loan that is in default or close to being in default, receivership or liquidation, where the borrower is typically not making full payments and the loan to value (‘LTV’) is greater than 100%
Hotels	Ownership and management of hotels, namely Fairmont St Andrews Hotel (United Kingdom) and Portmarnock Hotel (Ireland)
There are varying levels of integration between the office real estate, retail real estate, industrial real estate, residential real estate and hotel segments. This integration consists primarily of shared asset management resources.
Corporate income and expenses, and assets and liabilities are items incurred centrally which are neither directly attributable nor reasonably allocable to individual segments.
The Group’s key measure of underlying performance of the office real estate, retail real estate, industrial real estate and residential real estate segments is rental income as this measure illustrates and emphasizes those segments’ contribution to the reported profits of the Group and the input of those segments to earnings per share. By focusing the prime performance measurement on rental income, other statistical data such as valuation movements are separately highlighted for analysis and attention.
The Group’s key measure of underlying performance of the loans secured by real estate segment is fair value gain as this measure illustrates and emphasizes that segment’s contribution to the reported profits of the Group and the input of that segment to earnings per share.
The Group’s key performance measure of underlying performance of the hotel sector is hotel revenue as this measure illustrates and emphasizes that segment’s contribution to the reported profits of the Group and the input of that segment to earnings per share.
Information related to each reportable segment is set out below. Segment profit/(loss) before tax is used to measure performance because management believes that this information is the most relevant in evaluating the results of the respective segments relative to other entities that operate in similar sectors.

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B. Information about reportable segments
I. Profit before tax for the six month period ended 30 June 2017

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Revenue
Rental income	55.3	28.9	6.2	6.1	-	-	96.5	-	96.5
Hotel revenue	-	-	-	-	-	10.2	10.2	-	10.2
Interest income from loans secured by real estate	-	-	-	-	4.7	-	4.7	-	4.7
	55.3	28.9	6.2	6.1	4.7	10.2	111.4	-	111.4
Property related expenses	(11.1)	(6.5)	(0.4)	(2.3)	(0.1)	-	(20.4)	-	(20.4)
Hotel cost of sales	-	-	-	-	-	(8.8)	(8.8)	-	(8.8)
Administrative costs	-	-	-	-	-	(2.5)	(2.5)	-	(2.5)
Net operating income	44.2	22.4	5.8	3.8	4.6	(1.1)	79.7	-	79.7
Net change in fair value of investment and development property	(8.7)	10.0	5.2	6.4	-	-	12.9	-	12.9
Net change in fair value of loans secured by real estate	-	-	-	-	4.0	-	4.0	-	4.0
Gain/(loss) on sale	2.2	(0.1)	0.1	-	-	-	2.2	-	2.2
	37.7	32.3	11.1	10.2	8.6	(1.1)	98.8	-	98.8
Overhead costs
Administrative expenses	(1.0)	(0.5)	(0.1)	(0.2)	(0.1)	-	(1.9)	(6.6)	(8.5)
Investment management fee	-	-	-	-	-	-	-	(7.7)	(7.7)
	(1.0)	(0.5)	(0.1)	(0.2)	(0.1)	-	(1.9)	(14.3)	(16.2)
Results from operating activities before financing income and costs	36.7	31.8	11.0	10.0	8.5	(1.1)	96.9	(14.3)	82.6
Interest income from cash and cash equivalents	-	-	-	-	-	-	-	0.4	0.4
Finance costs	(6.4)	(7.0)	(1.2)	-	-	-	(14.6)	(10.6)	(25.2)

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	(6.4)	(7.0)	(1.2)	-	-	-	(14.6)	(10.2)	(24.8)
Segment profit/(loss) before tax	30.3	24.8	9.8	10.0	8.5	(1.1)	82.3	(24.5)	57.8

Footnote:

1.	Investment property under development, as identified in Note 9B(ii) is allocated into a segment based on the current expected future use.

II. Profit before tax for the six month period ended 30 June 2016

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	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Revenue
Rental income	48.6	33.0	7.2	4.8	-	-	93.6	-	93.6
Hotel revenue	-	-	-	-	-	8.7	8.7	-	8.7
Interest income from loans secured by real estate	-	-	-	-	3.5	-	3.5	-	3.5
	48.6	33.0	7.2	4.8	3.5	8.7	105.8	-	105.8
Property related expenses	(9.0)	(5.5)	(0.6)	(2.0)	-	-	(17.1)	-	(17.1)
Hotel cost of sales	-	-	-	-	-	(7.7)	(7.7)	-	(7.7)
Administrative costs	-	-	-	-	-	(2.3)	(2.3)	-	(2.3)
Net operating income	39.6	27.5	6.6	2.8	3.5	(1.3)	78.7	-	78.7
Net change in fair value of investment and development property	20.8	13.4	(1.3)	12.2	-	-	45.1	-	45.1
Net change in fair value of loans secured by real estate	-	-	-	-	0.6	-	0.6	-	0.6
(Loss)/gain on sale and other gains	(0.5)	0.3	-	-	0.4	-	0.2	-	0.2
	59.9	41.2	5.3	15.0	4.5	(1.3)	124.6	-	124.6
Overhead costs
Administrative expenses	(1.1)	(1.0)	(0.2)	(0.3)	(0.2)	-	(2.8)	(3.2)	(6.0)
Performance fee	-	-	-	-	-	-	-	-	-
Investment management fee	-	-	-	-	-	-	-	(8.1)	(8.1)
	(1.1)	(1.0)	(0.2)	(0.3)	(0.2)	-	(2.8)	(11.3)	(14.1)
Results from operating activities before financing income and costs	58.8	40.2	5.1	14.7	4.3	(1.3)	121.8	(11.3)	110.5
Interest income from cash and cash equivalents	-	-	-	-	-	-	-	0.4	0.4
Finance costs	(7.2)	(9.7)	(1.6)	(0.8)	-	-	(19.3)	(10.0)	(29.3)
	(7.2)	(9.7)	(1.6)	(0.8)	-	-	(19.3)	(9.6)	(28.9)
Segment profit/(loss) before tax	51.6	30.5	3.5	13.9	4.3	(1.3)	102.5	(20.9)	81.6

Footnote:

1.	Investment property under development, as identified in Note 9B(ii) is allocated into a segment based on the current expected future use.

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III. Profit before tax for the year ended 31 December 2016

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Revenue
Rental income	103.6	64.9	13.9	9.1	-	-	191.5	-	191.5
Hotel revenue	-	-	-	-	-	19.4	19.4	-	19.4
Interest income from loans secured by real estate	-	-	-	-	6.3	-	6.3	-	6.3
	103.6	64.9	13.9	9.1	6.3	19.4	217.2	-	217.2
Property related expenses	(18.9)	(11.5)	(1.0)	(4.1)	(0.3)	-	(35.8)	-	(35.8)
Hotel cost of sales	-	-	-	-	-	(16.3)	(16.3)	-	(16.3)
Administrative costs	-	-	-	-	-	(4.8)	(4.8)	-	(4.8)
Net operating income	84.7	53.4	12.9	5.0	6.0	(1.7)	160.3	-	160.3
Net change in fair value of investment and development property	(29.6)	7.4	(5.0)	16.4	-	-	(10.8)	-	(10.8)
Net change in fair value of loans secured by real estate	-	-	-	-	0.3	-	0.3	-	0.3
Gain/(loss) on sale and other gains	1.8	6.6	(0.3)	-	0.4	-	8.5	-	8.5
	56.9	67.4	7.6	21.4	6.7	(1.7)	158.3	-	158.3
Overhead costs
Administrative expenses	(2.5)	(1.4)	(0.3)	(0.6)	(0.3)	-	(5.1)	(6.5)	(11.6)
Investment management fee	-	-	-	-	-	-	-	(16.3)	(16.3)
	(2.5)	(1.4)	(0.3)	(0.6)	(0.3)	-	(5.1)	(22.8)	(27.9)
Results from operating activities before financing income and costs	54.4	66.0	7.3	20.8	6.4	(1.7)	153.2	(22.8)	130.4
Interest income from cash and cash equivalents	-	-	-	-	-	-	-	0.6	0.6
Finance costs	(9.7)	(11.8)	(2.7)	(1.8)	-	-	(26.0)	(31.7)	(57.7)
	(9.7)	(11.8)	(2.7)	(1.8)	-	-	(26.0)	(31.1)	(57.1)
Segment profit/(loss) before tax	44.7	54.2	4.6	19.0	6.4	(1.7)	127.2	(53.9)	73.3

Footnote:

1.	Investment property under development, as identified in Note 9B(ii) is allocated into a segment based on the current expected future use.

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IV. Assets/(liabilities) at 30 June 2017

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate[2]	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Assets
Current assets	145.1	48.3	8.1	17.4	4.0	6.3	229.2	359.0	588.2
Segment assets	1,592.0	837.9	189.7	267.9	76.2	82.3	3,046.0	359.0	3,405.0
Liabilities
Segment liabilities	(409.9)	(326.8)	(48.6)	(6.3)	(0.2)	(7.1)	(798.9)	(1,038.2)	(1,837.1)

V. Assets/(liabilities) at 30 June 2016

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate[2]	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Assets
Current assets	79.0	103.8	12.8	61.4	4.9	4.8	266.7	372.9	639.6
Segment assets	1,656.1	1,002.7	202.4	157.8	86.8	73.7	3,179.5	374.4	3,553.9
Liabilities
Segment liabilities	(358.9)	(500.0)	(92.5)	(45.5)	(0.1)	(5.5)	(1,002.5)	(871.8)	(1,874.3)

VI. Assets/(liabilities) at 31 December 2016

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate[2]	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Assets
Current assets	107.0	38.9	35.4	12.5	15.9	3.7	213.4	335.3	548.7
Total segment assets	1,594.7	825.7	206.2	244.9	83.5	77.2	3,032.2	335.6	3,367.8
Liabilities
Total segment liabilities	(323.0)	(428.8)	(49.6)	(4.9)	(0.2)	(4.0)	(810.5)	(1,021.4)	(1,831.9)

Footnotes:

1.	Investment property under development, as identified in Note 9B(ii) is allocated into a segment based on the current expected future use.

2.
Within current assets the ‘Corporate’ category comprises primarily cash and cash equivalents and within total segment assets, the ‘Corporate’ category comprises primarily cash and cash equivalents and derivative financial assets. Within total segment liabilities the ‘Corporate’ category comprises primarily the unsecured borrowings and derivative financial liabilities. Intercompany transactions have been removed from the calculation of segment assets and liabilities.

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C. Geographic information
The office real estate, retail real estate, industrial real estate and residential real estate segments are primarily in the United Kingdom, the Republic of Ireland, Italy and Spain. Italy and Spain are grouped together and reported as ‘Rest of Europe’.
The geographic information below analyses the Group’s segment revenues, current assets and non-current assets, and total liabilities, by geography. In presenting the following information, segment revenue, current assets and non-current assets, and total liabilities were based on the geographic location of the relevant asset.
I. Revenue

	Six month period ended 30 June 2017	Six month period ended 30 June 2016	Year ended 31 December 2016

	£m	£m	£m
United Kingdom
Rental income	60.9	62.4	124.0
Hotel revenue	6.6	5.9	13.0
Interest income on loans secured by real estate	2.6	3.2	6.0
Gain/(loss) on sale of investment property and loan collateral	2.2	(0.1)	4.1
Net change in fair value of investment and development property	(5.7)	(15.8)	(77.5)
Net change in fair value of loans secured by real estate	4.8	(0.1)	-
	71.4	55.5	69.6
Ireland
Rental income	23.5	19.0	42.7
Hotel revenue	3.6	2.8	6.4
Interest income on loans secured by real estate	2.1	0.3	0.3
Gain on sale of investment property and loan collateral	-	0.3	2.0
Net change in fair value of investment and development property	16.5	45.9	50.7
Net change in fair value of loans secured by real estate	(0.8)	0.7	0.3
	44.9	69.0	102.4
Rest of Europe
Rental income	12.1	12.2	24.8
Hotel revenue	-	-	-
Interest income on loans secured by real estate	-	-	-
Gain on sale of investment property and loan collateral	-	-	2.4
Net change in fair value of investment and development property	2.1	15.0	16.0
Net change in fair value of loans secured by real estate	-	-	-

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	14.2	27.2	43.2
Total
Rental income	96.5	93.6	191.5
Hotel revenue	10.2	8.7	19.4
Interest income on loans secured by real estate	4.7	3.5	6.3
Gain on sale of investment property and loan collateral	2.2	0.2	8.5
Net change in fair value of investment and development property	12.9	45.1	(10.8)
Net change in fair value of loans secured by real estate	4.0	0.6	0.3
	130.5	151.7	215.2

II. Current assets

	30 June 2017	30 June 2016	31 December 2016

	£m	£m	£m
United Kingdom	100.5	118.6	142.8
Ireland	82.5	18.0	15.2
Rest of Europe	34.1	137.6	45.4
	217.1	274.2	203.4
Corporate[1]	371.1	365.4	345.3
	588.2	639.6	548.7
III. Non-current assets

	30 June 2017	30 June 2016	31 December 2016

	£m	£m	£m
United Kingdom	1,541.4	1,661.6	1,563.4
Ireland	892.3	892.5	899.8
Rest of Europe	383.0	359.9	355.8
	2,816.7	2,914.0	2,819.0
Corporate[1]	0.1	0.3	0.1
	2,816.8	2,914.3	2,819.1
IV. Total liabilities

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	30 June 2017	30 June 2016	31 December 2016

	£m	£m	£m
United Kingdom	474.4	642.3	502.0
Ireland	223.3	260.1	216.3
Rest of Europe	89.1	91.8	85.4
	786.8	994.2	803.7
Corporate[1]	1,050.3	880.1	1,028.2
	1,837.1	1,874.3	1,831.9

Footnote:

1.
Within current and non-current assets, the ‘Corporate’ category comprises primarily cash and cash equivalents and derivative financial assets. Within total liabilities the ‘Corporate’ category comprises primarily the unsecured borrowings and derivative financial liabilities. Intercompany transactions have been eliminated from the calculation of segment assets and liabilities.

7. Taxation
A. Company
The Company is tax resident in Jersey. Jersey has a corporate tax rate of zero under schedule D of the Income Tax (Jersey) Law 1961 as amended, so the Company is not subject to tax in Jersey on its income or gains and is not subject to United Kingdom or other jurisdiction corporation tax on any dividend or interest income it receives. No charge to Jersey taxation will arise on capital gains.
B. Group
The Directors conduct the affairs of the Group such that the management and control of the Group is exercised in Jersey and the Group does not carry on a trade in the United Kingdom or any other jurisdiction, except as discussed in Note 15B to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.
The Group is liable to foreign tax on activities in its overseas subsidiaries. Outside of Jersey, the Group has subsidiaries and funds in Luxembourg, the Republic of Ireland, Isle of Man, Italy, Spain and the United Kingdom and investment and development property located in the United Kingdom, the Republic of Ireland, Italy and Spain.
Details of tax rates applicable in the jurisdictions in which the Group operates are set out in Note 15B to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.
C. Amounts recognized in the profit or loss

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	Six month period ended 30 June 2017	Six month period ended 30 June 2016	Year ended 31 December 2016

	£m	£m	£m
Current tax expense
Current period	3.1	1.8	5.8
	3.1	1.8	5.8
Deferred tax credit
Tax effect of losses not previously recognized	(0.4)	-	(0.7)
Tax effect of previously unrecognized deductible temporary differences	0.2	1.1	2.2
	(0.2)	1.1	1.5
Tax expense on continuing operations	2.9	2.9	7.3

D. Reconciliation of effective tax rate
The charge for the period can be reconciled to the condensed consolidated income statement as follows:

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	Six month period ended 30 June 2017	Six month period ended 30 June 2016	Year ended 31 December 2016

	£m	£m	£m
Tax expense reconciliation
Profit before tax for the period	57.8	81.6	73.3
Income tax charge using weighted average applicable tax rates	11.9	16.3	15.8
Non-taxable income	(9.8)	(14.1)	(21.4)
Non-taxable net fair value losses	1.1	0.9	13.7
Current year losses for which no deferred tax is recognized	0.1	0.8	0.3
Tax effect of losses not previously recognized	(0.4)	-	(0.7)
Tax effect of previously unrecognized deductible temporary differences	0.2	1.1	2.2
Expenses disallowed	0.5	0.3	0.8
Changes in estimates related to prior years	(0.1)	(1.6)	(1.9)
Other adjustments	(0.6)	(0.8)	(1.5)
Tax charge	2.9	2.9	7.3

Analysed as arising from:
Investment and development property located in the United Kingdom	2.4	1.4	3.3
Investment and development property located in Spain	0.5	0.1	3.5
Luxembourg corporate taxes	-	1.4	0.5
	2.9	2.9	7.3
Weighted average applicable tax rate	20.5%	20.0%	21.5%

E. Movement in deferred tax balances

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	Six month period ended 30 June 2017	Six month period ended 30 June 2016	Year ended 31 December 2016

	£m	£m	£m

Deferred tax asset	6.2	1.9	2.9
Deferred tax liability	(5.5)	(1.1)	(2.4)
	0.7	0.8	0.5

Analysed as arising from:
Investment property
Opening balance	(2.2)	-	-
Origination and reversal of temporary differences	(0.2)	(1.1)	(2.2)
Closing balance	(2.4)	(1.1)	(2.2)
Tax losses
Opening balance	2.7	1.5	1.5
Origination and reversal of temporary differences	0.4	-	0.7
Effects of translation to presentation currency	-	0.4	0.5
Closing balance	3.1	1.9	2.7
	0.7	0.8	0.5

F. Unrecognized deferred tax asset
Deferred tax assets have not been recognized in respect of the following items, because it is not probable that future taxable profits will be available against which the Group can use the benefits therefrom. The Group is only able to utilize the losses to offset taxable profits in certain discrete business streams.

	Six month period ended 30 June 2017	Six month period ended 30 June 2016	Year ended 31 December 2016

	£m	£m	£m

Tax losses brought forward	10.8	11.5	10.5
Deductible temporary differences	4.7	4.6	4.7
	15.5	16.1	15.2

8. Earnings and net asset value per share
Basic earnings per share is calculated by dividing the consolidated profit attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding for the period and adjusting for shares to be issued in part settlement of the investment management fee for the period ended 30 June 2017, if any.
A. Basic and diluted earnings per share

Kennedy Wilson Europe Real Estate Limited         Page | 27

	Six month period ended 30 June 2017		Six month period ended 30 June 2016		Year ended 31 December 2016

	£m	p1	£m	p1	£m	p1
Profit for the period after taxation	54.9	43.5	78.7	57.9	66.0	49.1
Weighted average number of ordinary shares	126,133,407		135,933,938		134,364,625

Footnote:
1. Per share amount.

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9. Investment and development property

	30 June 2017	30 June 2016	31 December 2016

	£m	£m	£m
Investment property
Opening balance	2,594.9	2,367.0	2,367.0
Acquisition of investment property	-	156.7	169.1
Disposal of investment property	(15.7)	(10.8)	(187.7)
Improvements to investment property	23.1	22.4	47.0
Transfer (to)/from investment property under development	(4.9)	-	148.5
Transfer to assets held-for-sale (Note 20)	(77.7)	(90.5)	(48.3)
Transfer from assets held-for-sale (Note 20)	11.2	-	-
Net change in fair value	11.7	20.7	(35.0)
Effects of translation to presentation currency	30.7	108.5	134.3
Closing balance	2,573.3	2,574.0	2,594.9

Kennedy Wilson Europe Real Estate Limited         Page | 29

	30 June 2017	30 June 2016	31 December 2016

	£m	£m	£m
Investment property under development
Opening balance	80.4	133.2	133.2
Acquisition of investment property under development	-	20.1	20.1
Disposal of investment property under development	-	-	(9.0)
Development expenditure	1.7	44.4	47.6
Transfer from/(to) investment property	4.9	-	(148.5)
Transfer to assets held-for-sale	-	(56.5)	(11.1)
Net change in fair value	(0.1)	24.4	24.2
Effects of translation to presentation currency	2.5	21.4	23.9
Closing balance	89.4	187.0	80.4
Disclosed as:
Carrying value of investment and development property	2,662.7	2,761.0	2,675.3
Assets held-for-sale (Note 20)	88.9	147.0	59.4
Adjustment in respect of straight line rent[1]	11.0	4.3	6.9
	2,762.6	2,912.3	2,741.6

Footnote:
1. Included as a component of the “Rent and other receivables” balance in the condensed consolidated balance sheet.

The historical cost of investment properties acquired during the period, inclusive of acquisition costs, is £Nil (year ended 31 December 2016: £169.1 million). The total expenditure incurred to acquire investment properties under development during the period is £Nil (year ended 31 December 2016: £20.1 million).

Acquisition costs which comprise primarily stamp duty, legal services and other directly attributable costs arising from the transactions, amounted to £Nil (year ended 31 December 2016: £4.8 million).

The net fair value gain of £11.6 million (year ended 31 December 2016: net fair value loss £10.8 million) recognized in respect of investment and development property has been recognized in the condensed consolidated income statement.

At 30 June 2017, the Group was contractually committed to £12.8 million (December 2016: £8.8 million) of future expenditure for the purchase, construction, development and enhancement of investment and development property.

B. Valuation process
The fair value of the Group’s investment and development property at 30 June 2017 has been arrived at on the basis of a valuation carried out at that date by external valuers. CBRE valued all investment and development properties, except for the Italian portfolio which was valued by Colliers Real Estate Services Italia S.r.l con socio unico (together, the ‘Valuers’). The valuations performed by the Valuers conform to IFRS 13, the Valuation Standards of the Royal Institution of Chartered Surveyors Professional Standards 2014 (the ‘RICS Red Book’) and with the International Valuation Board’s International Valuation Standards.

Further information on the valuation methodology is provided in Note 17 to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.

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(i). Investment property
The following tables set out the valuation techniques and the key unobservable inputs used in the valuation of the Group’s investment property.

I. 30 June 2017

Asset class	Fair value at 30 June 2017 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
United Kingdom
Retail	414.5	Yield capitalisation	Annual rent per sq ft4 (£)	4.11	154.19	13.85
			ERV[3] per sq ft (£)	4.11	193.83	14.23
			Equivalent yield %	3.2	11.7	6.3
Office	790.9	Yield capitalisation	Annual rent per sq ft (£)	8.85	58.00	18.61
			ERV per sq ft (£)	6.00	67.50	22.26
			Equivalent yield %	4.9	8.5	6.0
Industrial	182.0	Yield capitalisation	Annual rent per sq ft (£)	1.25	11.50	4.23
			ERV per sq ft (£)	1.25	12.97	4.80
			Equivalent yield %	4.8	9.0	6.7
Aggregate United Kingdom (excluding residential)	1,387.4		Annual rent per sq ft (£)	1.25	154.19	11.84
			ERV per sq ft (£)	1.25	193.88	13.51
			Equivalent yield %	3.2	11.7	6.2
Residential	88.7	Yield capitalisation	ERV per unit (£)	12,600.00	20,700.00	16,504.00
			Equivalent yield %	3.9	3.9	3.9
Aggregate United Kingdom (including Residential)	1,476.1
Ireland
Retail	168.0	Yield capitalisation	Annual rent per sq ft (€)	6.25	255.83	30.26
			ERV per sq ft (€)	6.25	255.83	28.50
			Equivalent yield %	5.0	7.1	5.7
Office	547.1	Yield capitalisation	Annual rent per sq ft (€)	15.19	52.69	32.33
			ERV per sq ft (€)	17.50	51.50	40.64

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			Equivalent yield %	4.6	7.9	5.1
Aggregate Ireland (excluding Residential)	715.1		Annual rent per sq ft (€)	6.25	255.83	31.69
			ERV per sq ft (€)	6.25	255.83	36.86
			Equivalent yield %	4.6	7.1	5.3
Residential	151.8	Yield capitalisation	Annual rent per unit (€)	18,422.00	20,463.00	20,586.00
			ERV per unit (€)	19,837.00	23,757.00	23,007.00
			Equivalent yield %	4.6	5.4	5.0
Aggregate Ireland (including Residential)	866.9

Asset class	Fair value at 30 June 2017 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
Rest of Europe
Retail (Spain)	143.4	Yield capitalisation	Annual rent per sq m5 (€)	29.67	1,256.33	138.67
			ERV per sq m (€)	38.88	900.00	176.91
			Equivalent yield %	5.3	9.0	6.7
Office (Italy)	174.7	Discounted cash flow	Annual rent per sq m (€)	87.00	182.10	140.30
			ERV per sq m (€)	70.00	210.00	142.70
			Equivalent yield %	6.2	8.6	7.6
Aggregate Rest of Europe	318.1

Total	2,661.1

Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognized in the “Rent and other receivables” component of the condensed consolidated balance sheet.

2.	Includes assets classified as held-for-sale.

3.	Estimated rental value.

4.	Square feet.

5.	Square metres.

Kennedy Wilson Europe Real Estate Limited         Page | 32

II. 31 December 2016

Asset class	Fair value at 31 December 2016 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
United Kingdom
Retail	435.8	Yield capitalisation	Annual rent per sq ft3 (£)	4.11	154.19	14.70
			ERV[4] per sq ft (£)	4.11	193.83	14.47
			Equivalent yield %	3.2	11.7	6.3
Office	830.1	Yield capitalisation	Annual rent per sq ft (£)	8.75	57.18	19.82
			ERV per sq ft (£)	6.00	70.00	21.98
			Equivalent yield %	4.9	8.5	6.1
Industrial	171.2	Yield capitalisation	Annual rent per sq ft (£)	1.25	11.08	4.32
			ERV per sq ft (£)	1.25	11.96	4.55
			Equivalent yield %	5.2	9.1	6.9
Aggregate United Kingdom (excluding residential)	1,437.1		Annual rent per sq ft (£)	1.25	154.19	12.68
			ERV per sq ft (£)	1.25	193.88	13.49
			Equivalent yield %	3.2	11.7	6.3
Residential	79.6	Yield capitalisation	ERV per unit (£)	12,600.00	20,700.00	16,504.00
			Equivalent yield %	3.9	3.9	3.9
Aggregate United Kingdom (including Residential)	1,516.7
Ireland
Retail	159.3	Yield capitalisation	Annual rent per sq ft (€)	6.25	302.33	30.57
			ERV per sq ft (€)	6.25	232.56	27.44
			Equivalent yield %	5.0	7.4	5.7
Office	524.2	Yield capitalisation	Annual rent per sq ft (€)	13.88	52.69	25.13
			ERV per sq ft (€)	17.00	51.50	40.10
			Equivalent yield %	4.6	6.7	5.1

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Aggregate Ireland (excluding Residential)	683.5		Annual rent per sq ft (€)	6.25	302.33	26.80
			ERV per sq ft (€)	6.25	232.56	36.21
			Equivalent yield %	4.6	7.6	5.3
Residential	142.7	Yield capitalisation	Annual rent per unit (€)	18,422.00	20,463.00	18,031.00
			ERV per unit (€)	19,837.00	23,757.00	20,409.00
			Equivalent yield %	4.6	5.4	5.0
Aggregate Ireland (including Residential)	826.2

Asset class	Fair value at 31 December 2016 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
Rest of Europe
Retail (Spain)	136.3	Yield capitalisation	Annual rent per sq m5 (€)	34.68	1,237.00	139.14
			ERV per sq m (€)	38.40	900.00	172.23
			Equivalent yield %	5.6	9.3	6.8
Office (Italy)	170.1	Discounted cash flow	Annual rent per sq m (€)	86.40	180.80	139.40
			ERV per sq m (€)	70.00	210.00	142.70
			Equivalent yield %	6.2	8.6	7.8
Aggregate Rest of Europe	306.4

Total	2,649.3

Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognized in the “Rent and other receivables” component of the condensed consolidated balance sheet.

2.	Includes assets classified as held-for-sale.

3.	Square feet.

4.	Estimated rental value.

5.	Square metres.

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(ii). Investment property under development
As at 30 June 2017, Investment property under development includes:

•	A second generation office building in Dublin, Ireland (‘Schoolhouse Lane’);

•	A site in suburban County Dublin (the ‘Stillorgan Leisureplex’);

•	A retail property at Puerta del Sol 9 in Madrid, Spain; and

•	Residential real estate at Postigo de San Martín 3 in Madrid, Spain.
Investment property under development in Ireland is valued using the investment method, with a deduction for costs necessary to complete the development. Investment property under development in the Rest of Europe is valued using the residual method which is the investment method, with a deduction for costs necessary to complete the development together with an allowance for the remaining risk.
Development land has been valued using the comparison method, arriving at a price per acre of €7.2 million.
I. 30 June 2017

Asset class	Fair value at 30 June 2017 £m1			Range
		Valuation technique	Input	Low	High	Weighted average
Ireland
Investment property under development	16.0	Investment	Build cost per sq ft (€)	94.24	94.24	94.24
			ERV per sq ft (€)	30.00	52.00	49.19
			Equivalent yield %	5.3	5.5	5.4
Development land	14.6	Comparison	Price per acre (€’000)	1,111	7,195	5,244

Rest of Europe
Investment property under development	70.9	Residual	Build per sq m (€)	880.00	1,015.00	945.00
			Sales value per sq m (€)	4,000.00	6,000.00	5,460.00
			ERV per sq m (€)	875.00	875.00	875.00
			Net initial yield %	3.8	3.8	3.8
Total	101.5

Footnote:

1.	Includes assets held-for-sale.

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II. 31 December 2016

Asset class	Fair value at 31 December 2016 £m1			Range
		Valuation technique	Input	Low	High	Weighted average
Ireland
Investment property under development	9.0	Residual	Build per sq ft (€)	187.0	187.0	187.0
			ERV per sq ft (€)	52.0	52.0	52.0
			Net initial yield %	5.5	5.5	5.5

Development land	14.2	Comparison	Price per acre (€’000)	1,111	7,195	5,244

Rest of Europe
Investment property under development	69.1	Residual	Build per sq m (€)	880.00	1,015.00	945.00
			Sales value per sq m (€)	3,900.00	5,300.00	4,887.00
			ERV per sq m (€)	875.00	875.00	875.00
			Net initial yield %	3.8	3.8	3.8
Total	92.3

Footnote:

1.	Includes assets held-for-sale.

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C. Sensitivity of measurement to variance of significant unobservable inputs
There are inter-relationships between all these unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value e.g. an increase in rent may be offset by an increase in yield, resulting in no net impact on the valuation. However if the inputs move in opposite directions (for example ERV increases and equivalent yield decreases), valuation movements can be amplified whereas if they move in the same direction, they may offset reducing the overall net valuation movement.
(i). Investment property
Rents and ERVs have a direct relationship to fair value, while equivalent yield has an inverse relationship.
The following table shows the impact on the fair value of investment property by applying a sensitivity to significant unobservable inputs.
I. 30 June 2017

	Fair value at 30 June 2017	Impact on valuations of a 5% change in ERV		Impact on valuations of a 25 bps change in equivalent yield

		Increase	Decrease	Increase	Decrease
	£m1,2	£m	£m	£m	£m
United Kingdom
Retail	414.5	11.3	(10.8)	(16.6)	18.1
Office	790.9	33.7	(33.3)	(37.4)	40.9
Industrial	182.0	5.0	(4.9)	(7.1)	7.6
Residential	88.7	4.4	(3.8)	(4.8)	6.1
	1,476.1	54.4	(52.8)	(65.9)	72.7
Ireland
Retail	168.0	6.4	(5.9)	(6.8)	7.4
Office	547.1	23.3	(22.5)	(26.0)	28.7
Residential	151.8	6.9	(6.9)	(7.6)	8.4
	866.9	36.6	(35.3)	(40.4)	44.5
Rest of Europe
Retail	143.4	5.6	(5.6)	(5.8)	6.3
Office	174.7	7.4	(7.4)	(5.9)	6.3
	318.1	13.0	(13.0)	(11.7)	12.6
	2,661.1	104.0	(101.1)	(118.0)	129.8

Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognized in the “Rent and other receivables” component of the consolidated balance sheet.

2.	Includes assets held-for-sale.

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II. 31 December 2016

	Fair value at 31 December 2016[1,2]	Impact on valuations of a 5% change in ERV		Impact on valuations of a 25 bps change in equivalent yield

		Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m
United Kingdom
Retail	435.8	12.0	(11.5)	(17.3)	18.9
Office	830.1	34.1	(34.0)	(37.2)	40.5
Industrial	171.2	5.2	(5.0)	(6.5)	7.0
Residential	79.6	4.2	(4.0)	(5.1)	5.8
	1,516.7	55.5	(54.5)	(66.1)	72.2
Ireland
Retail	159.3	5.7	(5.1)	(4.9)	5.5
Office	524.2	22.5	(21.7)	(25.4)	28.0
Residential	142.7	7.3	(7.3)	(6.5)	7.0
	826.2	35.5	(34.1)	(36.8)	40.5
Rest of Europe
Retail	136.3	5.2	(5.2)	(5.5)	6.0
Office	170.1	7.0	(7.0)	(5.8)	6.2
	306.4	12.2	(12.2)	(11.3)	12.2
	2,649.3	103.2	(100.8)	(114.2)	124.9

Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognized in the “Rent and other receivables” component of the consolidated balance sheet.

2.	Includes assets held-for-sale.

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(ii). Investment property under development
An increase/decrease in costs to complete and the discount factor will decrease/increase valuations respectively.
The following table shows the impact on the fair value of investment property under development by applying a sensitivity to significant unobservable inputs used.
I. 30 June 2017

	Fair value at 30 June 2017	Impact on valuation of a 5% change in build costs		Impact on valuation of a 5% change in ERV/sales value		Impact on valuation of a 25 bps change in net initial yield

		Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m1	£m	£m	£m	£m	£m	£m
Ireland
Investment property under development	16.0	(0.2)	0.2	0.9	(0.9)	(0.8)	0.9
Development land	14.6	-	-	-	-	-	-
Rest of Europe
Investment property under development	70.9	(0.3)	0.3	3.9	(3.9)	(3.9)	4.4
	101.5	(0.5)	0.5	4.8	(4.8)	(4.7)	5.3
II. 31 December 2016

	Fair value at 31 December 2016	Impact on valuation of a 5% change in build costs		Impact on valuation of a 5% change in ERV/sales value		Impact on valuation of a 25 bps change in net initial yield

		Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m1	£m	£m	£m	£m	£m	£m
Ireland
Investment property under development	9.0	(0.1)	0.1	0.6	(0.6)	(0.5)	0.6
Development land	14.2	-	-	-	-	-	-
Rest of Europe
Investment property under development	69.1	(0.3)	0.3	3.7	(3.7)	(3.8)	4.3
	92.3	(0.4)	0.4	4.3	(4.3)	(4.3)	4.9

Footnote:

1.	Includes assets held-for-sale.

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10. Loans secured by real estate

	30 June 2017	30 June 2016	31 December 2016

	£m	£m	£m
Opening balance	67.6	179.2	179.2
Disposal of collateral	-	(100.7)	(115.2)
Net change in fair value	4.0	0.6	0.3
Effects of translation to presentation currency	0.6	2.8	3.3
Closing balance	72.2	81.9	67.6

A. Valuation process
In estimating the fair value of the loans secured by real estate, the income approach was used. This is a valuation technique that provides an estimation of the fair value of an asset or business based on expectations about the cash flows that an asset or business would generate over time. At 30 June 2017 Duff & Phelps Ltd. performed procedures on the loans secured by real estate portfolio. In assessing the fair value of the loans secured by real estate, Duff & Phelps Ltd. have referenced valuations performed on the underlying collateral. At 30 June 2017, the value of the underlying collateral was £73.8 million (December 2016: £69.9 million).
Further information on the valuation methodology is provided in Note 18 to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.
The key unobservable inputs used in the valuation of the Group’s loans secured by real estate at 30 June 2017 are the discount rates used which are based on investment opportunities to deliver similar risk-adjusted returns to an investor. The discount rate applied to the loans is 8.1% to 10.8% (December 2016: 8.1% to 11.1%).
B. Sensitivity of measurement to variance of significant unobservable inputs
Yield has an inverse relationship to valuation. There are inter-relationships between the unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value for example, cap rates, expected lease renewal dates, expected disposal values, may be offset by an increase in yield, resulting in no net impact on the valuation.
I. 30 June 2017

	Fair value at 30 June 2017	Impact on valuations of 100 bps change in discount rate

		Increase	Decrease
	£m	£m	£m
United Kingdom	49.2	-	-
Ireland	23.0	(1.0)	1.0
	72.2	(1.0)	1.0
II. 31 December 2016

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	Fair value at 31 December 2016	Impact on valuations of 100 bps change in discount rate

		Increase	Decrease
	£m	£m	£m
United Kingdom	44.4	(0.3)	0.3
Ireland	23.2	(1.1)	1.1
	67.6	(1.4)	1.4

11. Property, plant and equipment

A. Acquisitions and disposals
During the six month period ended 30 June 2017, the Group spent £3.9 million on additions to property, plant and equipment (six month period ended 30 June 2016: £6.4 million). Depreciation charge for the same period was £2.0 million (six month period ended 30 June 2016: £1.3 million). The revaluation loss attributed to land and buildings totalled £0.3 million (six month period ended 30 June 2016: £1.6 million), whilst exchange rates accounted for a £1.0 million positive movement in the period (six month period ended 30 June 2016: positive £3.1 million movement).
B. Valuation process
The Board determines the Group’s valuation policies and procedures for the valuation of property, plant and equipment. The Board decides which external valuer to appoint to be responsible for the external valuations of the Group’s property, plant and equipment, which represents its hotel assets. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained.
Further information on the valuation methodology is provided in Note 19 to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.
The table below summarizes the key unobservable inputs used in the valuation of the Group’s property, plant and equipment.
I. 30 June 2017

Asset class	Fair value at 30 June 2017 £m	Inputs[1]	United Kingdom	Ireland

United Kingdom	41.7	Net operating income		£€2.2m
Ireland	33.9	Occupancy %	74.0	66.0
		Discount rate %	8.8	9.0
		Exit yield %	6.8	7.0
		Average daily rate	£162.36	€116.00
Total	75.6	Stabilized year	2021	2018
II. 31 December 2016

Kennedy Wilson Europe Real Estate Limited         Page | 41

Asset class	Fair value at 31 December 2016 £m	Inputs[1]	United Kingdom	Ireland

United Kingdom	41.2	Net operating income	£4.0m	€2.4m
Ireland	31.8	Occupancy %	74.0	68.0
		Discount rate %	8.8	9.0
		Exit yield %	6.8	7.0
		Average daily rate	£162.36	€115.00
Total	73.0	Stabilized year	2021	2018

Footnote:

1.	Inputs are presented in connection with a stabilized year.

There were no changes in valuation techniques during the period.

C. Sensitivity of measurement to variance of significant unobservable inputs
There are inter-relationships between all these unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value e.g. an increase in hotel net operating income may be offset by an increase in exit yield, resulting in no net impact on the valuation. However, if the inputs move in opposite directions (for example average daily rate increases and exit yield decreases), valuation movements can be amplified whereas if they move in the same direction, they may offset reducing the overall net valuation movement.
I. 30 June 2017

Fair value at 30 June 2017		Impact on valuation of 10% change in estimated Hotel NOI		Impact on valuation of 10% change in occupancy %		Impact on valuation of 100 bps change in discount rate		Impact on valuation of 50 bps change in exit yield		Impact on valuation of 5% change in ADR

		Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m	£m	£m	£m	£m
United Kingdom	41.7	4.1	(4.1)	11.6	(11.7)	(5.6)	7.4	(3.0)	3.4	9.8	(9.9)
Ireland	33.9	3.4	(3.4)	5.7	(5.7)	(4.4)	6.0	(2.4)	2.7	2.5	(2.4)
	75.6	7.5	(7.5)	17.3	(17.4)	(10.0)	13.4	(5.4)	6.1	12.3	(12.3)
II. 31 December 2016

Fair value at 31 December 2016		Impact on valuation of 10% change in estimated Hotel NOI		Impact on valuation of 10% change in occupancy %		Impact on valuation of 100 bps change in discount rate		Impact on valuation of 50 bps change in exit yield		Impact on valuation of 5% change in ADR

		Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m	£m	£m	£m	£m
United Kingdom	41.2	4.1	(4.1)	11.5	(11.5)	(5.6)	7.6	(3.0)	3.5	9.9	(9.8)
Ireland	31.8	3.3	(3.3)	6.2	(6.2)	(4.2)	5.6	(2.2)	2.6	1.4	(1.4)
	73.0	7.4	(7.4)	17.7	(17.7)	(9.8)	13.2	(5.2)	6.1	11.3	(11.2)

Kennedy Wilson Europe Real Estate Limited         Page | 42

12. Borrowings

	30 June 2017	30 June 2016	31 December 2016

	£m	£m	£m
Secured	706.4	980.8	721.8
Unsecured	982.4	759.0	969.5
	1,688.8	1,739.8	1,691.3
Unamortized borrowing costs, bond discounts and bond premia	(12.8)	(20.8)	(14.1)
	1,676.0	1,719.0	1,677.2

Disclosed as:
Current	35.3	76.2	0.6
Non-current	1,640.7	1,642.8	1,676.6
	1,676.0	1,719.0	1,677.2

A. Reconciliation of carrying value
Movements in the Group’s borrowings are analysed in the following table.

Kennedy Wilson Europe Real Estate Limited         Page | 43

	30 June 2017	30 June 2016	31 December 2016

	£m	£m	£m
Opening balance	1,677.2	1,414.3	1,414.3
Principal repayments on secured debt	(23.0)	(38.0)	(230.0)
Draw down of new secured debt	-	67.1	67.1
Draw down of revolving credit facility	-	75.0	-
Proceeds on €150.0 million tap of €400.0 million 3.25% unsecured 10 year bond	-	118.6	118.6
Proceeds on £200.0 million tap of £300.0 million 3.95% unsecured 7 year bond	-	-	200.0
Premium on bond tap and note tap	-	-	5.9
Borrowing costs incurred	-	(2.3)	(3.3)
Premium paid on issue of €550.0 million 3.25% unsecured 10 year bond	-	2.0	-
Amortisation of borrowing costs and bond discounts, net of accretion of premia from bond and note taps	1.3	2.2	6.2
Effects of translation to presentation currency	20.5	80.1	98.4
Closing balance	1,676.0	1,719.0	1,677.2

The tables above, together with the analysis set out in Notes 12B and 12C are presented net of unamortized borrowing costs, which will be released to the income statement over the period of the associated borrowing. The analysis set out in Notes 12D and 12E excludes the effect of deducting unamortized borrowing costs.
Further information on the fair value methodology is provided in Note 25 to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.

Kennedy Wilson Europe Real Estate Limited         Page | 44

B. Secured borrowings
I. 30 June 2017

	Drawdown date[1]	Effective interest rate	Maturity	Fair value[2]	Book value
		%		£m	£m
£184.0 million mortgage borrowing	24 September 2014	Libor + 1.80%	December 2019	154.2	155.9
€264.0 million mortgage borrowing	17 December 2014	Euribor + 2.125%	December 2019[3]	212.8	211.2
£116.6 million mortgage borrowing	31 January 2015	Libor + 2.50%	30 January 2018	34.4	34.4
£70.7 million mortgage borrowing	31 January 2015	2.90%	30 January 2020	71.5	70.4
£165.0 million mortgage borrowing	31 January 2015	2.91%	30 January 2023	166.9	161.1
€37.25 million mortgage borrowing[4]	22 January 2016	Euribor + 1.60%	29 December 2030	31.4	31.4
€50.0 million mortgage borrowing[4]	1 March 2016	Euribor + 1.60%	1 March 2031	36.9	36.9
				708.1	701.3
Unamortized borrowing costs (included above)					5.1
					706.4

Footnotes:

1.	Drawdown date or date of acquisition, whichever is later.

2.
The fair value of floating rate borrowings has been established using an equivalent market value established by the Investment Manager determining the equivalent credit spread for this debt at the balance sheet date. The fair value of fixed rate borrowings has been calculated using a discounted cash flow approach.

3.	This facility contains two options to extend the maturity date by one year each upon satisfaction of the conditions per the facility agreement and payment of a 0.2% extension fee.

4.	Amortising loan.

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II. 31 December 2016

	Drawdown date[1]	Effective interest rate	Maturity	Fair value[2]	Book value
		%		£m	£m
£184.0 million mortgage borrowing	24 September 2014	Libor + 1.80%	December 2019	164.9	167.3
€264.0 million mortgage borrowing	17 December 2014	Euribor + 2.125%	December 2019[3]	205.7	205.4
£116.6 million mortgage borrowing	31 January 2015	Libor + 2.50%	30 January 2018	45.7	45.6
£70.7 million mortgage borrowing	31 January 2015	2.90%	30 January 2020	72.4	70.4
£165.0 million mortgage borrowing	31 January 2015	2.91%	30 January 2023	167.4	161.0
€37.25 million[4] mortgage borrowing	22 January 2016	Euribor + 1.60%	29 December 2030	31.6	30.6
€50.0 million mortgage borrowing[4]	1 March 2016	Euribor + 1.60%	1 March 2031	37.0	36.0
				724.7	716.3
Unamortized borrowing costs (included above)					5.5
					721.8

Footnotes:

1.	Drawdown date or date of acquisition, whichever is later.

2.
The fair value of floating rate borrowings has been established using an equivalent market value established by the Investment Manager determining the equivalent credit spread for this debt at the balance sheet date. The fair value of fixed rate borrowings has been calculated using a discounted cash flow approach.

3.	This facility contains two options to extend the maturity date by one year each upon satisfaction of the conditions per the facility agreement and payment of a 0.2% extension fee.

4.	Amortising loan.

The Group also has access to an €8.0 million facility in connection with a Spanish asset. This facility is currently undrawn and it will expire on 29 December 2020.
Debt service is payable quarterly on all secured borrowings.

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C. Bonds and notes
I. 30 June 2017

	Issue date	Effective interest rate	Maturity	Fair value	Book value
		%		£m1	£m
£500.0 million 3.95%, 7 year unsecured bond	30 June 2015	3.95%	30 June 2022	513.4	497.6
€550.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	482.7	477.1
				996.1	974.7
Unamortized borrowing costs, discounts and premia					7.7
					982.4

II. 31 December 2016

	Issue date	Effective interest rate	Maturity	Fair value	Book value
		%		£m1	£m
£500.0 million 3.95%, 7 year unsecured bond	30 June 2015	3.95%	30 June 2022	509.4	497.3
€550.0 million 3.25%, 10 year unsecured bond	12 November 2015	3.25%	12 November 2025	478.7	464.1
				988.1	961.4
Unamortized borrowing costs, discounts and premia					8.1
				969.5

Footnote:

1.	The fair value of each of the unsecured bonds and notes has been calculated using the quoted market price as at the balance sheet date.

D. Revolving credit facility
The Group maintains a £225.0 million multi-currency revolving credit facility. At 30 June 2017, £Nil had been drawn against this facility and at the date of these condensed consolidated financial statements it remains undrawn (December 2016: £Nil). Unamortized borrowing costs total £0.1 million (December 2016: £0.5 million).
E. Maturity profile of borrowings
The maturity profile of the Group’s borrowings is as follows:

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	30 June 2017	31 December 2016

	£m	£m

Due within one year	35.3	0.6
Due between two and five years	948.7	498.2
Due between six and ten years	673.3	1,158.8
Due greater than ten years	31.5	33.7
Closing balance	1,688.8	1,691.3

F. Interest rate profile of borrowings
I. 30 June 2017

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period for which rate is fixed	Weighted average period to maturity
	£m	£m	£m	%	Years	Years
Gross borrowings in: Pound Sterling	924.1	191.7	732.4	3.23	7.0	4.3
Euro	764.7	282.3	482.4	2.79	10.0	7.2
	1,688.8	474.0	1,214.8	3.03	8.2	5.6
II. 31 December 2016

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period for which rate is fixed	Weighted average period to maturity
	£m	£m	£m	%	Years	Years
Gross borrowings in: Pound Sterling	946.8	214.4	732.4	3.23	7.0	4.8
Euro	744.5	275.1	469.4	2.79	10.0	7.7
	1,691.3	489.5	1,201.8	3.03	8.2	6.1

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13. Derivative financial instruments

	30 June 2017	30 June 2016	31 December 2016

Non-current assets	£m	£m	£m
Interest rate caps not designated as hedges	0.1	0.3	0.3
Foreign currency forward contracts designated as net investment hedges	-	0.2	-
	0.1	0.5	0.3
Non-current liabilities
Zero cost foreign currency options designated as net investment hedges	(17.6)	(14.8)	(17.3)
Interest rate cross currency swaps designated as net investment hedges	(36.5)	(27.1)	(32.4)
Foreign currency forward contracts designated as net investment hedges	(7.2)	(2.3)	(4.6)
	(61.3)	(44.2)	(54.3)
	(61.2)	(43.7)	(54.0)
The Group has entered into interest rate cap contracts with notional amounts of £129.3 million (December 2016: £218.1 million) on Sterling-denominated debt and €184.8 million (£162.1 million) (December 2016: €297.9 million or £254.3 million) on Euro-denominated debt. The caps are used to hedge the exposure to the variable interest rate payments on mortgage borrowings.
The Group has also entered into foreign currency forward contracts, zero cost foreign currency options and a cross-currency swap with notional amounts of €538.8 million (£405.8 million) to hedge its net investment in Euro operations (December 2016: €563.8 million or £425.1 million).
Further information on the valuation methodology is provided in Note 26 to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.

14. Financial instruments - fair values and risk management
A. Accounting classifications and fair values
The following table shows the book values and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.
I. 30 June 2017

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	Carrying value	Fair value	Fair value through the profit and loss	Fair value hedging instruments	Other financial liabilities	Level 1	Level 2	Level 3
	£m	£m	£m	£m	£m	£m	£m	£m
Loans secured by real estate	72.2	72.2	72.2	-	-	-	-	72.2
Derivative financial assets	0.1	0.1	0.1	-	-	-	0.1	-
Total financial assets disclosed at fair value	72.3	72.3	72.3	-	-	-	0.1	72.2

Borrowings	1,676.0	1,704.2	-	-	1,704.2	-	996.1	708.1
Derivative financial liabilities	61.3	61.3	-	61.3	-	-	61.3	-
Total financial liabilities disclosed at fair value	1,737.3	1,765.5	-	61.3	1,704.2	-	1,057.4	708.1
II. 31 December 2016

	Carrying value	Fair value	Fair value through the profit and loss	Fair value hedging instruments	Other financial liabilities	Level 1	Level 2	Level 3
	£m	£m	£m	£m	£m	£m	£m	£m
Loans secured by real estate	67.6	67.6	67.6	-	-	-	-	67.6
Derivative financial assets	0.3	0.3	0.3	-	-	-	0.3	-
Total financial assets disclosed at fair value	67.9	67.9	67.9	-	-	-	0.3	67.6

Borrowings	1,677.2	1,712.8	-	-	1,712.8	-	988.1	724.7
Derivative financial liabilities	54.3	54.3	-	54.3	-	-	54.3	-
Total financial liabilities disclosed at fair value	1,731.5	1,767.1	-	54.3	1,712.8	-	1,042.4	724.7

B. Measurement of fair values
The fair value of rent and other receivables, cash and cash equivalents, and trade and other payables approximate their carrying value and they are carried at amortized cost.

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C. Financial risk management
The Group’s activities expose it to a variety of financial risks: market risk (including interest rate risk and foreign currency risk), credit risk and liquidity risk.
The interim financial statements do not include all financial risk management information and disclosures required in the annual financial statements.
Further information on financial risk management is set out in Note 27 to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016. There have been no changes in any risk management policies since 31 December 2016.
(i). Market risk
(a). Foreign currency risk
The Group has operations in Europe which transact business denominated mostly in Euro. There is currency exposure caused by translating the local trading performance and local net assets into Pound Sterling for each financial period and at each reporting date.
The Group’s net investment translation exposure (including the impact of derivative financial instruments) is summarized below:

	30 June 2017	30 June 2016	31 December 2016

	£m	£m	£m
Gross foreign currency assets	1,440.1	1,417.0	1,407.3
Gross foreign currency liabilities	(1,180.4)	(1,266.3)	(1,165.0)
	259.7	150.7	242.3

Gross currency liabilities include the nominal amount of £255.8 million (December 2016: £447.0 million) of foreign exchange derivatives designated as net investment hedges.
The sensitivity below has been determined based on the exposure to foreign exchange rates for derivative financial instruments at the balance sheet date and represents management’s assessment of possible changes to the fair value of the Group’s cross currency swaps as a result of possible changes in foreign exchange rates:

	Impact on profit	Impact on net asset value
	30 June 2017	31 December 2016	30 June 2017	31 December 2016

	£m	£m	£m	£m
250 bps strengthening in exchange spot rate	(0.2)	(0.8)	(4.8)	(4.4)
250 bps weakening in exchange spot rate	0.2	0.8	4.8	4.4
500 bps strengthening in exchange spot rate	(0.4)	(1.5)	(9.6)	(8.6)
500 bps weakening in exchange spot rate	0.4	1.5	9.6	8.6

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(ii). Liquidity risk
The table below summarizes the expected maturity profile of the Group’s financial liabilities based on contractual undiscounted payments and includes estimated interest payments.
I. 30 June 2017

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
	£m	£m	£m	£m	£m	£m
Secured borrowings	4.4	48.3	18.3	471.6	234.5	777.1
£500.0 million 3.95%, 7 year unsecured bond	-	18.9	18.9	591.7	-	629.5
€550.0 million 3.25%, 10 year unsecured note	-	15.7	15.7	47.0	545.1	623.5
Derivative financial instruments	-	3.2	14.6	43.5	-	61.3
Trade and other payables	26.2	2.6	0.2	2.0	1.2	32.2
	30.6	88.7	67.7	1,155.8	780.8	2,123.6
II. 31 December 2016

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
	£m	£m	£m	£m	£m	£m
Secured borrowings	5.5	14.4	64.3	480.8	238.1	803.1
£500.0 million 3.95%, 7 year unsecured bond	-	18.8	18.8	56.4	539.4	633.4
€550.0 million 3.25%, 10 year unsecured note	-	15.3	15.3	45.8	530.5	606.9
Derivative financial instruments	-	-	3.9	18.0	32.4	54.3
Trade and other payables	25.9	2.7	0.2	1.3	1.6	31.7
	31.4	51.2	102.5	602.3	1,342.0	2,129.4

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(iii). Capital management
The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern and as such it aims to maintain a prudent mix between borrowings and equity financing. The Group’s capital structure comprises equity attributable to shareholders of the Company, borrowings and cash and cash equivalents. Equity comprises issued share capital, reserves and retained earnings as disclosed in the condensed consolidated statement of changes in equity. Borrowings comprise term loan facilities, a revolving credit facility (RCF) and unsecured bonds and notes.
Save for the currently undrawn RCF and the bonds and notes, the remaining Group borrowings are secured on specific portfolios and are non–recourse to the Group as a whole.
(a). Net debt

	30 June 2017	30 June 2016	31 December 2016

	£m	£m	£m
Borrowings (see Note 12)	1,676.0	1,719.0	1,677.2
Add: Unamortized borrowing costs (see Note 12)	12.8	20.8	14.1
	1,688.8	1,739.8	1,691.3
Cash and cash equivalents	(454.8)	(459.0)	(456.5)
Net debt	1,234.0	1,280.8	1,234.8

(b). Portfolio value

	30 June 2017	30 June 2016	31 December 2016

	£m	£m	£m
Investment and development property (see Note 9)	2,762.6	2,912.3	2,741.6
Loans secured by real estate (see Note 10)	72.2	81.9	67.6
Property, plant and equipment (see Note 11)	75.6	69.0	73.0
	2,910.4	3,063.2	2,882.2

(c). Loan to value

	30 June 2017	30 June 2016	31 December 2016

	£m	£m	£m
Total property portfolio	2,910.4	3,063.2	2,882.2
Net debt	1,234.0	1,280.8	1,234.8
Loan to value %	42.4	41.8	42.8

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15. Stated capital

Authorized
Ordinary shares (number)	Unlimited

Ordinary shares issued and fully paid
Shares in issue at 1 January 2017 (number)	126,133,407
At 30 June 2017 (number)	126,133,407

Shares in issue at 1 January 2016 (number)	135,933,938
At 30 June 2016 (number)	135,933,938

£m
As at 1 January 2017	1,222.1
As at 30 June 2017	1,222.1

16. Dividends

			Six month period ended 30 June 2017	Six month period ended 30 June 2016

	Per share amount	Date of payment	£m	£m
Interim dividend	12 pence	31 March 2016	-	16.3
Interim dividend	12 pence	23 May 2016	-	16.3
Interim dividend	12 pence	31 March 2017	15.1	-
Interim dividend	12 pence	31 May 2017	15.1	-
			30.2	32.6
On 3 August 2017, the Board proposed an interim dividend of 12 pence per share, resulting in a total dividend of £15.1 million. It will be paid on 31 August 2017 to shareholders on the register at the close of business on 18 August 2017. This interim dividend has not been recognized as a liability in the interim financial statements as it was declared after the period end date.

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17. Gain on sale of investment and development property and loan collateral

	Six month period ended 30 June 2017	Six month period ended 30 June 2016	Year ended 31 December 2016

	£m	£m	£m

Investment and development property
Gross proceeds on disposal	49.4	62.9	260.4
Surrender premium receivable on disposal	8.2	-	-
Selling costs	(1.0)	(0.9)	(4.4)
Net proceeds on disposal	56.6	62.0	256.0
Carrying value	(54.4)	(62.2)	(247.9)
Gain/(loss) on disposal	2.2	(0.2)	8.1

Loan collateral
Gross proceeds on disposal	-	102.6	117.1
Selling costs	-	(1.5)	(1.5)
Net proceeds on disposal	-	101.1	115.6
Carrying value	-	(100.7)	(115.2)
Gain on disposal	-	0.4	0.4
	2.2	0.2	8.5
The carrying value of assets sold during the six month period ended 30 June 2017 is £46.2 million. Included within this figure are assets with a fair value of £38.8 million which were classified as assets held-for-sale at 31 December 2016.

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18. Related party transactions
A. Parent and ultimate controlling party
The Company’s parent and ultimate controlling party is Kennedy-Wilson Holdings, Inc. (‘KWI’). This is by virtue of the Investment Manager, an indirect wholly owned subsidiary of KWI, acting as investment manager to the Company in accordance with the terms of the investment management agreement between the Investment Manager and the Company, and the Investment Manager being entitled to receive certain management and performance fees.
In addition, KWI (through its subsidiaries) holds 30,015,924 (or 23.8%) shares in the Company at 30 June 2017 (December 2016: 29,769,435 or 23.6%).
(i). Investment management fee
The Investment Manager, pursuant to the terms of an investment management agreement with the Company, is entitled to receive an investment management fee from the Company at an annual rate of 1.0% of the European Public Real Estate Association Net Asset Value of the Company, payable quarterly in arrears.
The investment management fees were as follows:

•
For the quarter ended 31 December 2016, the investment management fee payable to the Investment Manager totalled £3.9 million. Of this amount £2.0 million cash was paid on 30 December 2016. The remaining £1.9 million share-based element was satisfied through the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 23 February 2017, 194,937 shares were acquired to settle the share-based element of the investment management fee.

•
For the quarter ended 31 March 2017, the investment management fee payable to the Investment Manager totalled £3.9 million. Of this amount £1.9 million cash was paid on 30 March 2017. The remaining £2.0 million share-based element was satisfied through the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 5 May 2017, 186,194 shares were acquired to settle the share-based element of the investment management fee.

•
For the quarter ended 30 June 2017, the investment management fee payable to the Investment Manager totals £3.9 million. Of this amount £1.9 million was paid on 29 June 2017. The remaining £2.0 million share-based element is expected to be satisfied in cash.

The total amount of the investment management fee in respect of the period from 1 January 2017 to 30 June 2017 was £7.7 million (six month period ended 30 June 2016: £8.1 million).
The Investment Manager has also paid certain expenses on behalf of the Company and the Company has reimbursed the Investment Manager in the amount of £0.9 million (six month period ended 30 June 2016: £0.8 million).
Further details of the investment management fee arrangements are set out in Note 31A(i) of the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.
(ii). Performance fee
The Investment Manager, pursuant to the terms of an investment management agreement with the Company, is entitled to receive a performance fee. It is a form of remuneration used to reward the Investment Manager for generating returns to shareholders.
The total amount of the performance fee in respect of the period from 1 January 2017 to 30 June 2017 was £Nil (six month period ended 30 June 2016: £Nil).
Further details of the performance fee arrangements are set out in Note 31A(ii) of the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.

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B. Transactions with key management personnel
Total amounts paid to key management are set out below:

	Six month period ended 30 June 2017	Six month period ended 30 June 2016	Year ended 31 December 2016

	£	£	£
Investment management fee	7.7	8.1	16.3
Directors’ fees	0.2	0.2	0.3
Directors’ fees related to the proposed merger	0.6	-	-
Dividends earned by directors on shareholdings in the Company	0.1	0.1	0.2
Costs reimbursed	0.9	0.8	2.0
	9.5	9.2	18.8

(i). Amounts paid to key management personnel
(a). Directors fees
The Directors of the Company received total fees for the period as follows:

	Six month period ended 30 June 2017	Six month period ended 30 June 2016	Year ended 31 December 2016

	£	£	£
Charlotte Valeur	72,500	72,500	145,000
William McMorrow	-	-	-
Mark McNicholas	50,000	50,000	100,000
Simon Radford	50,000	50,000	100,000
Mary Ricks	-	-	-
	172,500	172,500	345,000
Pursuant to the terms of the investment management agreement between the Investment Manager and the Company, each of William McMorrow and Mary Ricks has waived his/her fees as Directors of the Company.
Pursuant to the terms of an agreement entered into between the Company and each of Charlotte Valeur, Mark McNicholas and Simon Radford dated 23 April 2017, the Company has agreed to pay each independent director extra remuneration for any services rendered in his/her capacity as a director in relation to the proposed merger transaction with Kennedy-Wilson Holdings, Inc. Each director will be paid a daily fee of £3,750.00 plus reasonable out of pocket expenses incurred for each day where he/she spends two hours or more performing work in his/her capacity as a director of the Company in relation to the proposed merger. Each independent director will be entitled to the additional fee for the period from and including 1 March 2017 up to and including the first to occur of (1) the date of completion of the proposed merger or (2) the date on which the proposed merger transaction lapses or is withdrawn. Each of William McMorrow and

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Mary Ricks have waived his/her right to receive any fees in his/her capacity as a director of the Company including, without limitation, in relation to the proposed merger transaction with Kennedy-Wilson Holdings, Inc.

In the period from 1 March 2017 to 30 June 2017, each director has been paid the following under the terms of this letter:

Six month period ended 30 June 2017

£
Charlotte Valeur	315,219
William McMorrow	-
Mark McNicholas	135,311
Simon Radford	127,500
Mary Ricks	-
578,030

(b). Investment management fee
The Investment Manager is considered to be included within the definition of key management personnel. The total Investment Management fee for the six month period ended 30 June 2017 is £7.7 million (six month period ended 30 June 2015: £8.1 million), details of which are set out in Note 18A(i).
(c). Performance fees
The Investment Manager, as noted above, is considered to be included within the definition of key management personnel. The total performance fee accrued for the six month period ended 30 June 2017 is £Nil (six month period ended 30 June 2016: £Nil), details of which are set out in Note 18A(ii).
(ii). Interests in share capital of the Company
The Directors’ interests in the shares of the Company are detailed below:

	30 June 2017	30 June 2016	31 December 2016
Number of shares

Charlotte Valeur	-	-	-
William McMorrow	200,149	200,149	200,149
Mark McNicholas	-	-	-
Simon Radford	12,500	9,200	12,500
Mary Ricks	280,149	280,149	280,149
	492,798	489,498	492,798
Included in the shareholding noted above are 119,233 restricted share units which were awarded on 1 March 2016 to each of William McMorrow and Mary Ricks. Such restricted share units were granted in respect of the shares awarded to the Investment Manager in satisfaction of the Performance Fee for the year ended 31 December 2015. The restricted

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share units will vest, subject to continuous service, in equal tranches over a period of three years with the first vesting in March 2017 and thereafter each vesting will occur in March 2018 and March 2019.
Each restricted share unit that vests shall represent the right to receive payment of one ordinary share.
There has been no other change in the directors’ interests in the shares of the Company between 30 June 2017 and the date of the condensed consolidated financial statements.
Dividends paid on ordinary shares in the Company held by directors and restricted share units which the directors are entitled to totalled approximately £115,000 during the six month period ended 30 June 2017 (six month period ended 30 June 2016: approximately £77,000).
C. Other related parties
There were no transactions with other related parties.

19. Subsequent events
On 11 July 2017 the Company secured an extension to the terms of its existing unsecured RCF. The RCF, which was due to expire on 29 August 2017 has been extended to the earlier of 28 February 2018 and the effective date of the merger with Kennedy-Wilson Holdings, Inc.
On 3 August 2017 the Company approved the payment to the Investment Manager of the investment management fee of £3.9 million (for the quarter ended 30 June 2017). See further details in Note 18A(i).
On 31 August 2017 the Company paid an interim dividend of 12 pence per share, resulting in a total dividend of £15.1 million. See further details in Note 16.
On 24 April 2017 KWE and KW published an announcement setting out the terms and conditions of a recommended offer by KW to acquire all of the outstanding shares of the Company. The merger was to be implemented by way of a Court-sanctioned scheme of arrangement (the ‘Scheme’). On 13 September 2017 the Company published a circular in relation to the Scheme. On 10 October 2017 the Company announced that Share Shareholders and KWE Shareholders (as defined in the Scheme circular) voted to approve the Scheme and the special resolution. On 18 October 2017 the Royal Court of Jersey sanctioned the Scheme and the Scheme became effective on 20 October 2017.
On 23 October 2017 the Company announced that the cancellation of the ordinary shares of no par value of the Company from listing on the premium segment of the UK Listing Authority’s Official List and from admission to trading on the main market for listed securities maintained by the London Stock Exchange took effect.
In accordance with the terms Scheme circular, upon successful completion of the Scheme:

•
A special distribution of 250 pence per Scheme Share (as defined in the Scheme circular) became payable to those Scheme Shareholders who were entitled to such a distribution under the terms of the Scheme, for a total amount of £240.3 million. This amount was paid on 20 October 2017.

•	A closing dividend of £16.7 million is expected to be paid no later than 10 January 2018.
On 9 November 2017 the Company approved the payment to the Investment Manager of the investment management fee of £3.9 million (for the quarter ended 30 September 2017).
As at the date of these interim financial statements, £75.9 million of assets which were identified as held-for-sale at 30 June 2017 have been sold, and £13.0 million remain as held-for-sale. See further details in Note 20.
20. Assets held-for-sale
The Group has identified certain of its investment properties as held-for-sale in accordance with IFRS 5. The carrying value of such assets was £88.9 million at the balance sheet date (December 2016: £59.4 million). During the period £38.7 million of assets which were classified as held-for-sale at 31 December 2016 were sold, and one asset valued at £11.2 million which had been classified as held-for-sale at 31 December 2016 was taken off the market and reclassified as investment property. At 30 June 2017 a further £77.7 million of assets held-for-sale were added to this classification. A fair

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value movement of £1.3 million was recorded against an asset which was included in this category at 31 December 2016 and which remains unsold at 30 June 2017. Exchange rate movements total £0.4 million.

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